Stifel Healthcare Conference 2014

geron



John Scarlett, M.D.
Chief Executive Officer
November 19, 2014

forward-looking statements

Except for the historical information contained herein, this presentation contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this presentation regarding: (i) the anticipated effectiveness of the Collaboration Agreement; (ii) Geron's receipt of an initial payment and potential receipt of development, regulatory and sales milestones, as well as royalties on potential future sales of imetelstat commercialized under the Collaboration Agreement; (iii) planned and potential clinical trials of imetelstat to be conducted under the Collaboration Agreement, including the Initial Phase 2 MF Study and the Initial Phase 2 MDS Study, and other potential activities under the Collaboration Agreement; (iv) the safety and efficacy of imetelstat; (v) Geron's desire to diversify its products; (vi) financial projections and expectations; and (vii) other statements that are not historical facts, constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (i) the ability of the parties to satisfy all of the conditions for the effectiveness of the Collaboration Agreement, including the expiration or termination of waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the uncertain and time consuming product development and regulatory process, including whether the parties will succeed in overcoming all of the clinical safety and efficacy, technical, scientific, manufacturing and regulatory challenges in the development and commercialization of imetelstat; (iii) the fact that Geron may not receive any initial, milestone, royalty or other payments from Janssen because Janssen may terminate the Collaboration Agreement for any reason; (iv) the ability of Geron and Janssen to protect and maintain intellectual property rights for imetelstat; (v) Geron's dependence on Janssen, including the risks that if Janssen were to breach or terminate the Collaboration Agreement or otherwise fail to successfully develop and commercialize imetelstat and in a timely manner, Geron would not obtain the anticipated financial and other benefits of the Collaboration Agreement and the clinical development or commercialization of imetelstat could be delayed or terminated; (vi) whether imetelstat is safe and efficacious; (vii) whether Geron will obtain additional products or engage in any strategic transaction; (viii) whether Geron spends more during the fourth quarter of 2014 than expected; and (ix) other risks described in Geron's Securities and Exchange Commission (SEC) filings, including under the heading "Risk Factors". Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron's periodic reports filed with the SEC under the heading "Risk Factors," including Exhibit 99.1 of Geron's current report on Form 8-K filed on November 13, 2014. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Geron: well-positioned for future growth

- **Imetelstat: a novel and transformative oncology product candidate**
  - first telomerase inhibitor in clinical development
  - demonstrated disease-modifying activity in ET (ASH 2012) and MF (ASH 2013)
  - mechanism of action suggests broad activity across hematologic malignancies
- **Partnership with Janssen for worldwide imetelstat development and commercialization**
  - Janssen – extensive portfolio of products; deep expertise in hematologic malignancies
  - broad development plan for MF, MDS and AML as primary indications
    - Phase 2 MF study (expected start mid-2015)
    - Phase 2 MDS study (expected start end 2015)
  - joint governance committee oversight
- **Solid financial position**
  - potential collaboration cash flows: development, regulatory and sales milestones up to $900 million; royalty tier percentage up to low twenties
  - collaboration expected to be self-funding
    - $35M initial payment expected to cover Geron's 50% share of Phase 2 MF and MDS study costs
    - success-based continuation, milestone and royalty payments expected to cover future cost-sharing obligations
  - cash and investments as of September 30, 2014 is ~$142.5M; with initial payment projected cash and investments as of December 31, 2014 is ~$165M
- **Foundation for future growth**
  - imetelstat primed to maximize value creation
  - financial ability to diversify through acquisitions of new products, programs or companies

ET = essential thrombocythemia; MF = myelofibrosis; MDS = myelodysplastic syndromes; AML = acute myelogenous leukemia; ASH = American Society of Hematology Annual Meeting

geron

imetelstat
a telomerase inhibitor

Telomerase enzyme:

- adds nucleotide repeats to offset the loss of telomeric DNA occurring with each replication cycle
- not active in somatic cells; transiently upregulated in normal hematopoietic progenitor cells to maintain telomeres and support controlled proliferation
- highly upregulated in malignant progenitor cells, enabling continued and uncontrolled proliferation

Inhibiting telomerase activity as an approach to treating cancer:

- limits proliferative capacity of malignant cells, particularly progenitor cells



Telomerase
(hTERT)
RNA Template
(hTR)
Telomere
Imetelstat

imetelstat binds to RNA template
preventing maintenance of telomeres

Imetelstat: a novel first-in-class telomerase inhibitor

- **Proprietary:** 13-mer thio-phosphoramidate oligonucleotide complementary to telomerase RNA template, with covalently-bound lipid tail to increase cell permeability/tissue distribution
- **Long half-life** in bone marrow, spleen, liver: estimated human t½ = 41 hrs with doses 7.5 – 11.7 mg/kg
- **Potent competitive inhibitor** of telomerase enzyme activity: IC50 = 0.5-10 nM (cell-free)
- **Studied by Geron in 374 patients** as a single agent or in combination with standard therapies (primarily solid tumors)

hematologic myeloid malignancies
with high unmet medical need

- arise from malignant progenitor cell clones in bone marrow
- express higher telomerase activity compared to normal cells
- limiting proliferation of malignant progenitors with imetelstat suggests disease-modifying activity

Myelofibrosis (MF)[1]

- ~3,000 cases diagnosed per year in the US
- ~13,000 people in the US living with MF
- drug therapies include: ruxolitinib, hydroxyurea
- median survival: ~1-3 years for intermediate-2 or high risk disease (60-70%)

myelodysplastic syndromes (MDS)[2]

- ~12,000 cases diagnosed per year in the US
- up to ~60,000 people in the US living with MDS
- drug therapies include: hypomethylating agents, IMiDs, ATG, cyclosporine
- median survival: ~1-3 years for intermediate or high risk disease

acute myelogenous leukemia (AML)[3]

- ~13,000 cases diagnosed per year in the US
- ~37,000 people in the US living with or in remission from AML
- drug therapies include: cytotoxic agents
- poor prognosis following relapse from initial remission
- ~25% of patients diagnosed are alive after 5 years

[1] Mehta et al, Leuk Lymphoma 2013, Jul (epub); Gangat et al, J Clin Oncol 2011, 29:392-397

[2] Sekeres, J Natl Compr Canc Netw 2011; 9:57-63 Malcovati et al, J Clin Oncol 2007; 25:3503-3510

[3] NCI SEER database: www.seer.cancer.gov

preliminary efficacy data suggest transformative potential

- **Proof-of-concept study in essential thrombocythemia**
  - compelling and durable hematologic responses
  - significant and exceptional molecular responses suggested inhibition of malignant progenitor cell clones in relatively selective manner
  - mechanism of action suggested broad activity across hematologic malignancies
- **Pilot study in myelofibrosis (MF)**
  - intermediate-2 and high-risk MF patients (n=33)
  - dosing intensity and schedule explored
  - primary efficacy endpoints as defined by 2013 IWG criteria
  - unprecedented complete and partial remission responses

IWG = International Working Group-Myeloproliferative Neoplasms Research and Treatment

patient 2 (prior Jak inhibitor): bone marrow complete remission on imetelstat

Baseline (1/28/13) | **5.5-months** post imetelstat therapy


(100x)
(400x)
(400 x)
(400x)
Reticulin stain grade 3
Reticulin stain grade 0-1

efficacy data suggest differentiated activity in MF

	Arm A (n = 11)	Arm B (n = 11)	Total (n = 22)
Best Response by 2013 IWG criteria	N (%)	N (%)	N (%)
Overall Response (CR+PR+CI)	3 (27.3%)	6 (54.5%)	9 (40.9%)
Remission (CR+PR)	**2 (18.2%)**	**3 (27.3%)**	**5 (22.7%)**
Complete Remission (CR)	2 (18.2%)[1]	1 (9.1%)	3 (13.6%)
Partial Remission (PR)		2 (18.2%)	2 (9.1%)
Clinical Improvement (CI)	1 (9.1%)	3 (27.3%)[2]	4 (18.2%)

Pending 12-week durability assessment (as of Oct 2013):
[1]One patient who met the PR criteria on 4/30/2013 and converted to CR on 10/9/2013 (Arm A)
[2]One patient who met CI-by Liver Response on 10/14/2013 (Arm B)

- Median time to onset of CR or PR was 2.8 months (range 1.4 – 3.0)

Larger data set (n=33) to be updated at oral ASH presentation in December 2014

Geron's analysis of Myelofibrosis Pilot Study prelim efficacy data as of Oct 2013 from first 22 patients enrolled presented at Geron Investor & Analyst Event Dec 2013

remissions observed in data suggest disease-modifying activity in MF

all manifestations of disease must be addressed in patients to achieve a remission

	Patient number	1	2	3	4	5
	Best response per IWG criteria	**CR**	**CR**	**CR**	**PR**	**PR**
remission	Normal cellularity and reversal of bone marrow fibrosis	✓	✓	✓	✓	x
remission	Normal peripheral blood counts and smears	✓	✓	✓	x	✓
remission; clinical improvement	Anemia response or transfusion independence	✓	✓	—	✓	—
remission; clinical improvement	Complete resolution of splenomegaly (by palpation)	✓	✓	✓	—	✓
remission; clinical improvement	Complete resolution of symptoms	—	✓	✓	—	✓

— = disease manifestation not present at baseline

Geron's analysis of Myelofibrosis Pilot study prelim efficacy data as of Oct 2013 from first 22 patients enrolled presented at Geron Investor & Analyst Event Dec 2013

preliminary safety data indicate myelosuppression is dose-limiting toxicity

- **Proof-of-concept study in essential thrombocythemia**
  - cytopenias most frequently reported adverse event
  - mild-to-moderate non-hematologic adverse events (gastrointestinal events and fatigue)
  - persistent low-grade liver function test abnormalities with long-term administration
    - reversibility to normal or baseline after drug discontinuation
- **Pilot study in myelofibrosis**
  - cytopenias most frequently reported adverse event
    - managed through dose hold rules and dose modifications
  - non-hematologic adverse events (gastrointestinal events and fatigue) not dose-limiting

partnership with Janssen

exclusive worldwide collaboration for imetelstat

janssen

First Stage → **Continuation Stage**

Final Read-Out

- Phase 2 MF Study
- Phase 2 Low Risk MDS (RARS) Study
- Phase 3: MF, MDS
- Phase 2,3: AML
- Phase 2: Additional exploratory indications

- Janssen to execute Phase 2 MF and Phase 2 MDS studies
- Janssen to provide Continuation Decision upon final read-out of Phase 2 MF study

First Stage Economics	
Cost Share	50% Geron 50% Janssen
Upfront	$35M

- Geron has Opt-In right to share further US development and promotion costs
- Under Opt-In, Geron may co-promote by providing 20% of US sales force in lieu of paying 20% promotion costs

Continuation Stage Economics		
	Opt-In	Opt-Out
Cost Share	20% Geron 80% Janssen	100% Janssen
Continuation/US Rights Fee	$65M	$135M
Dev/Reg Milestones	up to $470M	up to $415M
Sales Milestones	up to $350M	up to $350M
Royalty % Tier *	Mid teens to low twenties	Double digit to mid-teens

* Calculated on worldwide net sales in any countries where regulatory exclusivity exists or there are valid claims under patent rights exclusively licensed to Janssen

upcoming events

- **ASH Annual Meeting (December 2014)**
  - oral presentation on updated Myelofibrosis Pilot Study safety and efficacy data
  - oral presentation on analysis of calreticulin (CALR) allelic burden in ET patients
  - poster presentations on imetelstat mechanism of action in MF and imetelstat efficacy in preclinical AML mouse models
- **MDS-RARS data from Mayo Clinic (presentation expected at 2015 medical conference)**
- **Initiation of Phase 2 MF study (expected start mid-2015)**
- **Initiation of Phase 2 MDS study (expected start end 2015)**

geron

Geron: well-positioned for future growth

- **Imetelstat: a novel and transformative oncology product candidate**
  - first telomerase inhibitor in clinical development
  - demonstrated disease-modifying activity in ET (ASH 2012) and MF (ASH 2013)
  - mechanism of action suggests broad activity across hematologic malignancies
- **Partnership with Janssen for worldwide imetelstat development and commercialization**
  - Janssen – extensive portfolio of products; deep expertise in hematologic malignancies
  - broad development plan for MF, MDS and AML as primary indications
    - Phase 2 MF study (expected start mid-2015)
    - Phase 2 MDS study (expected start end 2015)
  - joint governance committee oversight
- **Solid financial position**
  - potential collaboration cash flows: development, regulatory and sales milestones up to $900 million; royalty tier percentage up to low twenties
  - collaboration expected to be self-funding
    - $35M initial payment expected to cover Geron's 50% share of Phase 2 MF and MDS study costs
    - success-based continuation, milestone and royalty payments expected to cover future cost-sharing obligations
  - cash and investments as of September 30, 2014 is ~$142.5M; with initial payment projected cash and investments as of December 31, 2014 is ~$165M
- **Foundation for future growth**
  - imetelstat primed to maximize value creation
  - financial ability to diversify through acquisitions of new products, programs or companies

ET = essential thrombocythemia; MF = myelofibrosis; MDS = myelodysplastic syndromes; AML = acute myelogenous leukemia; ASH = American Society of Hematology Annual Meeting

thank you

geron

For further information, please contact:
Kevin Eng, Ph.D., Investor Relations
+1.650.473.7765 or investor@geron.com